EXHIBIT 3

JOINT FILING AGREEMENT

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, and any amendments or supplements thereto, jointly on behalf of each party.

Dated: June 11, 2003	WellPoint Health Networks Inc.

	By:	/s/ THOMAS C. GEISER
		Name:	Thomas C. Geiser
		Title:	Executive Vice President, General Counsel and Secretary

WellPoint California Services, Inc.

	By:	/s/ THOMAS C. GEISER
		Name:	Thomas C. Geiser
		Title:	Secretary

Blue Cross of California

	By:	/s/ THOMAS C. GEISER
		Name:	Thomas C. Geiser
		Title:	Secretary